SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

DATATRAK International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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Shareholder Letter
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
INTRODUCTION
SECURITY OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT
ELECTION OF DIRECTORS
COMMITTEES OF THE BOARD OF DIRECTORS
COMPENSATION OF DIRECTORS
EXECUTIVE OFFICER COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT COMMITTEE AND RELATED MANNERS
PERFORMANCE CHART
PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 1999 OUTSIDE DIRECTOR STOCK OPTION PLAN TO INCREASE THE NUMBER OF COMMON SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN
APPROVAL OF THE COMPANY’S PROPOSED SIXTH AMENDED AND RESTATED ARTICLES OF INCORPORATION
APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY’S THIRD AMENDED AND RESTATED CODE OF REGULATIONS
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING
OTHER MATTERS
Appendix A
Appendix B
Appendix C

April 30, 2003

Dear Shareholder:

      You are cordially invited to attend the 2003 Annual Meeting of Shareholders of DATATRAK International, Inc., to be held at 10:00 a.m., local time, on June 3, 2003 at 6150 Parkland Boulevard, Paragon II, Suite 100, Mayfield Heights, Ohio.

      At this year’s Annual Meeting, in addition to electing four Directors, shareholders will be asked to approve and adopt the amendment and restatement of the Company’s 1999 Outside Director Stock Option Plan, approve and adopt the Company’s Sixth Amended and Restated Articles of Incorporation and approve and adopt an amendment to the Company’s Third Amended and Restated Code of Regulations. Information relating to these proposals is presented in the accompanying Proxy Statement, which shareholders are encouraged to read carefully. Your Board of Directors has unanimously approved each of these proposals, and urges you to vote in favor of these proposals.

      Whether or not you plan to attend the Annual Meeting in person, it is important that your shares are represented. Therefore, please complete, sign, date and promptly return the enclosed Proxy card in the accompanying envelope. If you do attend the Annual Meeting, you may, of course, withdraw your Proxy should you wish to vote in person, even if you have previously returned your Proxy card.

      On behalf of the Board of Directors and management of DATATRAK International, Inc., we would like to thank you for your continued support and confidence.

Sincerely yours,

Dr. Jeffrey A. Green
President and Chief Executive Officer

DATATRAK INTERNATIONAL, INC.

6150 Parkland Boulevard
Mayfield Heights, Ohio 44124

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 3, 2003

      The 2003 Annual Meeting of Shareholders of DATATRAK International, Inc. (the “Company”), will be held at 10:00 a.m., local time, on June 3, 2003 at 6150 Parkland Boulevard, Paragon II, Suite 100, Mayfield Heights, Ohio, for the following purposes:

1. To nominate and elect four individuals as Directors of the Company for a two-year term ending at the Annual Meeting of Shareholders in 2005;

2. To consider and act upon a proposal to authorize, approve and adopt the amendment and restatement of the Company’s 1999 Outside Director Stock Option Plan to increase the number of common shares available for issuance under the plan by 150,000;

3. To approve and adopt the Company’s Sixth Amended and Restated Articles of Incorporation, which increases the authorized common shares from 15,000,000 to 25,000,000 and makes other changes to the Articles;

4. To approve and adopt an amendment to the Company’s Third Amended and Restated Code of Regulations to place certain restrictions on the granting of stock options and to implement certain prohibitions against the use of certain financing mechanisms by the Company; and

5. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

      Only shareholders of record at the close of business on April 21, 2003 will be entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

By Order of the Board of Directors,

THOMAS F. MCKEE
Secretary

Mayfield Heights, Ohio

April 30, 2003

EACH SHAREHOLDER IS REQUESTED TO EXECUTE AND PROMPTLY RETURN THE

ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE

DATATRAK INTERNATIONAL, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

Mailed on or about April 30, 2003

INTRODUCTION

      This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of DATATRAK International, Inc. (the “Company”), to be used at the Annual Meeting of Shareholders of the Company on June 3, 2003 at 10:00 a.m., local time, and any adjournments or postponements thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.

      The accompanying Proxy is solicited by the Board of Directors of the Company. All validly executed Proxies received by the Board of Directors of the Company pursuant to this solicitation will be voted at the Annual Meeting, and the instructions contained in those Proxies will be followed in each instance. If no instructions are given, the Proxy will be voted FOR the election of the four nominees listed on the Proxy and FOR the approval and adoption of the other proposals set forth in this Proxy Statement. A shareholder may revoke a Proxy at any time before it is exercised by delivery of written notice to the Secretary of the Company or by a duly executed Proxy bearing a later date.

      The record date for determination of shareholders entitled to vote at the Annual Meeting was the close of business on April 21, 2003. On that date, the Company had 5,293,836 common shares outstanding and entitled to vote at the Annual Meeting. Each common share is entitled to one vote. Shareholders do not have the right to vote cumulatively in the election of Directors.

      The expense of soliciting Proxies, including the cost of preparing, assembling and mailing the Notice, Proxy Statement and Proxy, will be borne by the Company. The Company may pay persons holding common shares for others their expenses for sending proxy materials to their principals. In addition to solicitation of Proxies by mail, the Company’s Directors, officers and employees, without additional compensation, may solicit Proxies by telephone, telegraph and personal interview. The Company also may retain a third party to aid in the solicitation of Proxies.

      At the Annual Meeting, in accordance with the General Corporation Law of Ohio and the Company’s Third Amended and Restated Code of Regulations (the “Code”), the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of shareholder voting. As provided by the General Corporation Law of Ohio and the Code, holders of common shares entitling them to exercise a majority of the voting power of the Company, present in person or by Proxy at the Annual Meeting, will constitute a quorum for the Annual Meeting. The inspectors of election intend to treat properly executed Proxies marked “abstain” as present for these purposes. The inspectors also will treat as “present” shares held in “street name” by brokers that are voted on at least one proposal to come before the Annual Meeting.

      Nominees for election as Directors receiving the greatest number of votes will be elected. Votes that are withheld or broker non-votes with respect to the election of Directors will not be counted in determining the outcome of the election. Approval of the Company’s proposed Sixth Amended and Restated Articles of Incorporation (the “Restated Articles”) and the proposed amendment to the Code each requires the affirmative vote of the shareholders of record entitled to exercise a majority of the voting power of the Company. Broker non-votes will have the same effect as a vote against the proposals. Similarly, abstentions will have the same effect as a vote against the proposals to approve the Restated Articles and the amendment to the Code.

      Pursuant to the Code, the outcome of the vote relating to all other questions and matters brought before the Annual Meeting will be, unless otherwise provided by law or the Company’s Fifth Amended and Restated Articles (the “Articles”), decided by the vote of a majority of the common shares present in person or by Proxy and entitled to vote on the matter in question. In voting for these proposals, votes may be cast in favor, against or abstained. Unless otherwise provided by law or the Articles, broker non-votes will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote on these proposals.

SECURITY OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

      The following table shows, as of March 31, 2003, unless otherwise indicated, the beneficial ownership of the Company’s common shares of (1) each person who is known to the Company to own beneficially more than 5% of the Company’s outstanding common shares, (2) each of the Company’s Directors, (3) each of the Named Executive Officers (as hereinafter defined) and (4) all Directors and Named Executive Officers as a group. Unless otherwise indicated, all information with respect to beneficial ownership has been furnished by each Director or Named Executive Officer, as the case may be. The address of each Director and Named Executive Officer named below is c/o DATATRAK International, Inc., 6150 Parkland Boulevard, Mayfield Heights, Ohio 44124.

	Common Shares
	Beneficially Owned (1)

Name and Address of Beneficial Owner	Number	Percent

Dr. Jeffrey A. Green (2)	405,993	7.6%
Timothy G. Biro (3)	50,700	1.0%
Seth B. Harris (4)	238,434	4.5%
Terry C. Black	54,543	1.0%
Marc J. Shlaes	40,750	*
Dr. Wolfgang Summa	28,750	*
Dr. Robert M. Stote	81,853	1.5%
Dr. Mark J. Ratain	88,000	1.6%
Dr. Jerome H. Kaiser	39,600	*
Robert E. Flaherty	49,000	*
Brantley Venture Partners II, L.P.	295,412	5.6%
3201 Enterprise Parkway, Suite 350
Beachwood, Ohio 44122
Boston Partners Asset Management, L.P. (5)	295,400	5.6%
28 State Street, 20th Floor
Boston, Massachusetts 02109
Apollo Capital Management Group, L.P. (6)	265,000	5.0%
150 Second Avenue North, Suite 860
St. Petersburg, Florida 33701
All Directors and Named Executive Officers as a group (10 persons)	1,077,623	18.6%

*	Less than one percent.

(1)	The number of common shares deemed outstanding as of March 31, 2003 was 5,263,836. With respect to each of the following individuals and groups, the following number of the Company’s common shares that may be purchased pursuant to option exercises within 60 days after March 31, 2003 is included in their above share totals: Dr. Green (95,000 common shares); Mr. Biro (50,500 common shares); Mr. Harris (52,000 common shares); Mr. Black (50,625 common shares); Mr. Shlaes (40,750 common shares); Dr. Summa (28,750 common shares); Dr. Stote (52,000 common shares); Dr. Ratain (79,000 common shares); Dr. Kaiser (35,000 common shares); Mr. Flaherty (49,000 common shares); Brantley Venture Partners II, L.P. (“Brantley”) (5,166 common shares); all Directors and Named Executive Officers as a group (532,625 common shares).

(2)	Includes 73,969 common shares held by Dr. Green’s wife. Dr. Green disclaims beneficial ownership of these 73,969 common shares.

(3)	Includes 200 common shares held by Mr. Biro’s wife.

(4)	Includes 44,634 common shares held in trust for Mr. Harris.

(5)	Boston Partners Asset Management, L.P. (“BPAM”) is the owner of record of 295,400 of the Company’s common shares. BPAM (GP), LLC, as general partner of BPAM, may be deemed to beneficially own all of the shares owned by BPAM. BPAM Holding Company, as the sole member BPAM (GP), LLC, may be deemed to beneficially own all of the shares beneficially owned by BPAM (GP), LLC. Mr. Desmond John Heathwood, as principal shareholder and sole trustee of BPAM Holding Company, may be deemed to beneficially own all of the shares beneficially owned by BPAM Holding Company. The information provided herein, with respect to the beneficial ownership of the Company’s common shares by BPAM and its affiliates was obtained solely from the Schedule 13G jointly filed with the Securities and Exchange Commission (the “Commission”) on February 13, 2003.

(6)	Apollo Capital Management Group, L.P. (“ACMG”) directly owns 265,000 of the Company’s common shares. Apollo Capital Corp. (“Apollo”) serves as the general partner of ACMG, and may be deemed to beneficially own all of the shares owned by ACMG. Mr. Kyle Krueger is the managing director, officer and stockholder of Apollo, and may be deemed to beneficially own all of the shares beneficially owned by Apollo. The information provided herein, with respect to the beneficial ownership of the Company’s common shares by ACMG and its affiliates was obtained solely from the Schedule 13G/ A jointly filed with the Commission on February 10, 2003.

ELECTION OF DIRECTORS

      The authorized number of Directors of the Company is presently fixed at seven, with members of the Board of Directors divided into two classes and with the term of office of one class expiring each year.

      At the Annual Meeting, shareholders will nominate and elect four individuals as Directors to serve until the annual meeting to be held in the year 2005 and until the successors of those Directors are duly elected and qualified. At its April 15, 2003 meeting, the Board of Directors nominated Drs. Green, Stote and Kaiser and Mr. Biro to stand for election as Directors at the Annual Meeting. Drs. Green, Stote and Kaiser and Mr. Biro are presently Directors of the Company.

      Unless otherwise directed, the persons named in the accompanying Proxy will vote for the election of the four nominees shown below as Directors of the Company. In the event of the death of or inability to act of any of the nominees, the Proxies will be voted for the election of the other persons that the Board of Directors may recommend. The Board of Directors has no reason, however, to anticipate that this will occur. In no event will the accompanying Proxy be voted for more than four nominees or for persons other than those persons named below or any substitute nominees for any of them.

      Included below is information concerning the nominees for election at the Annual Meeting, as well as those Directors who will continue to serve in office after the Annual Meeting.

Nominees for Election at the 2003 Annual Meeting

      Jeffrey A. Green, Pharm.D., FCP. Dr. Green is the Company’s founder and has served as the President, Chief Executive Officer and a Director of the Company since March 1992. From 1984 to 1992, Dr. Green served as an Assistant Professor of Medicine and Radiology at Case Western Reserve University, Cleveland, Ohio. During his tenure at Case Western Reserve University, Dr. Green established and directed the Cardiovascular Clinical Pharmacology Research Program at University Hospitals of Cleveland. In addition, Dr. Green was an established investigator in clinical cardiology and PET scanning, and was responsible for directing over 90 individual investigations during his tenure. Dr. Green has authored over 90 publications and has been an invited speaker at more than 170 national meetings. He was the recipient of the McKeen Cattell Distinguished Achievement Award from the American College of Clinical Pharmacology in 1988. Dr. Green

is a graduate of Purdue University (B.S.) and the University of Texas (Pharm.D.). Dr. Green is 47 years of age.

      Timothy G. Biro, MBA. Mr. Biro has been a Director of the Company since 1992. Mr. Biro has been the Managing Partner of Ohio Innovation Fund I, L.P., a venture capital firm since 1997. Prior to starting Ohio Innovation Fund in 1997, Mr. Biro was a General Partner of Brantley. Prior to joining Brantley in 1991, Mr. Biro was Superintendent of Pharmaceutical Manufacturing at Merck & Co., Inc. Mr. Biro has a B.S. Degree in Microbiology from Pennsylvania State University and in Pharmacy from Temple University and an MBA from The Wharton School of Business at the University of Pennsylvania. Mr. Biro is 49 years of age.

      Robert M. Stote, M.D. Dr. Stote has been a Director of the Company since 1993. Dr. Stote has served as the Senior Vice President and Chief Scientific Officer and a Director of Bentley Pharmaceuticals, Inc., a pharmaceutical company, since 1992. Prior to that time, Dr. Stote was employed for 20 years by SmithKline Beecham Corporation, serving as Senior Vice President and Medical Director, Worldwide Medical Affairs, from 1989 to 1992 and Vice President — Clinical Pharmacology — Worldwide from 1987 to 1989. Dr. Stote was Chief of Nephrology at Presbyterian Medical Center in Philadelphia from 1972 to 1989, and served as Clinical Professor of Medicine at the University of Pennsylvania. Dr. Stote is 63 years of age.

      Jerome H. Kaiser, Ph.D. Dr. Kaiser has been a Director of the Company since December 1999. Dr. Kaiser is the Senior Vice President and Director of Information Services for Rothschild, Inc., a private investment bank. Prior to his appointment to that position, Dr. Kaiser was a consultant to Rothschild, Inc. From 1992 to 1999, Dr. Kaiser held various positions within the pharmaceutical industry. During 1998 and 1999, he was the Director of Portfolio Management for Pfizer, Inc. From 1994 to 1998, Dr. Kaiser was employed by Hoffman-LaRoche, Inc., first as Senior Projects Specialist and then as Director of Information Management for Global Development. Dr. Kaiser worked in Project Management for Boots Pharmaceuticals from 1992 to 1994. From 1986 to 1992, he served in the positions of Assistant Professor and Associate Professor of Physics at the University of Texas at Arlington. Dr. Kaiser is 46 years of age.

Directors Continuing in Office

      Mark J. Ratain, M.D. Dr. Ratain has been a Director of the Company since April 1998. Dr. Ratain is a hematologist/oncologist and a clinical pharmacologist. He is the Leon O. Jacobson Professor of Medicine and Chairman of the Committee on Clinical Pharmacology and Pharmacogenomics and Associate Director for Clinical Science for the Cancer Research Center at the University of Chicago. Dr. Ratain has been associated with the Department of Medicine at the University of Chicago since 1983. He has authored and co-authored more than 150 articles and book chapters principally relating to the treatment of cancer. Prior to becoming a Director, Dr. Ratain served as Chairman of the Company’s Scientific Advisory Board for four years. He received his A.B. Degree in Biochemical Sciences from Harvard University and his M.D. from the Yale University School of Medicine. Dr. Ratain is 48 years of age.

      Seth B. Harris. Mr. Harris has been a Director of the Company since 1992, and has been the Chairman of Toycraze Inc. since 2000. Mr. Harris was the Chairman of Freider Inc., a distributor of consumer products, from 1993 to 2000. Mr. Harris is the Retired Chairman of the Board and President of Harris Wholesale, Inc., a wholesale pharmaceutical distribution company. Mr. Harris is 63 years of age.

      Robert E. Flaherty. Mr. Flaherty has been a Director of the Company since July 1998. Mr. Flaherty is President and Chief Executive Officer of Athena Diagnostics, Inc. Mr. Flaherty has held his position with Athena Diagnostics, Inc. since 1995, and of its predecessor Genica Pharmaceuticals Corporation, since 1992. Athena Diagnostics, Inc. is a commercial clinical testing laboratory involved in the identification, licensing, development and marketing of proprietary diagnostic testing services for neurological diseases and other medical disorders. Previously, Mr. Flaherty was employed in various management positions with Becton Dickinson & Company. Mr. Flaherty is 57 years of age.

COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors has an Audit Committee, a Compensation Committee and an Executive Committee. The Company does not have a standing nominating committee or a committee performing similar functions. Set forth below is the current membership of each of the committees of the Company’s Board of Directors:

Audit	Compensation	Executive
Committee	Committee	Committee

Timothy G. Biro (Chairman)	Robert E. Flaherty (Chairman)	Dr. Jeffrey A. Green (Chairman)
Dr. Jerome H. Kaiser	Seth B. Harris	Timothy G. Biro
Dr. Mark J. Ratain	Dr. Robert M. Stote	Robert E. Flaherty

      The Audit Committee recommends the annual appointment of the Company’s auditors, with whom the Audit Committee members review the scope of audit and non-audit assignments and related fees, the accounting principles used by the Company in financial reporting, internal financial auditing procedures and the adequacy of the Company’s internal control procedures. The specific functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter adopted by the Board of Directors, a copy of which was attached to the Company’s 2001 Proxy Statement as Appendix A. The Audit Committee satisfied its responsibilities under the Audit Committee Charter for 2002. The Company is reviewing the adequacy of the Audit Committee Charter against the requirements of the Sarbanes-Oxley Act of 2002 (as it is being implemented from time to time by the Commission) and Nasdaq corporate governance rule changes. The Company intends to comply with these new requirements as they become effective. Each of the members of the Audit Committee is independent, as defined under the Nasdaq listing standards. The Audit Committee met five times during 2002.

      The Compensation Committee has the authority to administer the Company’s stock option plans, including the selection of optionees and the timing of option grants, and to review and monitor key employee compensation and benefits policies and administer the Company’s management compensation plans. The Compensation Committee met one time during 2002.

      The Executive Committee has the authority to exercise all powers of the Board of Directors in the management of the business and affairs of the Company at any time when the entire Board of Directors cannot meet.

      During the last fiscal year, the Board of Directors met five times. No Director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees on which each served during the period for which each was a member of the Board of Directors.

COMPENSATION OF DIRECTORS

      Directors of the Company do not receive cash compensation for their service on the Company’s Board of Directors. However, they do receive reimbursement for reasonable expenses incurred in attending meetings of the Board of Directors.

      From September 1999 to June 2001, Directors who are not also employees received options to purchase common shares under the Company’s 1999 Outside Director Stock Option Plan (the “1999 Director Plan”). Under the terms of this plan, each non-employee Director who was a Director on September 22, 1999 received an initial option grant to purchase 12,500 common shares at an exercise price of $3.75 per share. On December 9, 1999, Dr. Kaiser received an initial option grant to purchase 10,000 common shares at an exercise price of $3.63 per share. Subsequent to the initial stock option grants, each Director received an annual option grant to purchase 12,500 common shares at an exercise price equal to the fair market value of a common share on the date of grant. The annual grants occurred automatically on the day of the Company’s annual shareholder meeting. Options to purchase an aggregate of 222,500 common shares have been awarded and are outstanding under the 1999 Director Plan at exercise prices ranging from $2.00 to $5.19 per share. During 2002, options to purchase an aggregate of 75,000 common shares were granted under the 1999

Director Plan at an exercise price of $2.78 per share, subject to shareholder approval at the 2003 Annual Meeting.

      After the Company’s initial public offering, non-employee Directors received options to purchase common shares under the Company’s Amended and Restated 1996 Outside Directors’ Stock Option Plan (the “1996 Director Plan”). Under the terms of the 1996 Director Plan, each non-employee Director received an annual option grant to purchase 1,500 common shares at an exercise price equal to the fair market value of a common share on the date of grant. Options to purchase an aggregate of 66,500 common shares are outstanding under the 1996 Director Plan at exercise prices ranging from $4.19 to $9.60 per share.

      Prior to the Company’s initial public offering, Directors received options under other option plans. Non-employee Directors received options to purchase common shares under the Company’s Amended and Restated 1992 Share Incentive Plan (the “1992 Plan”). Options to purchase an aggregate of 80,000 common shares were awarded to non-employee Directors under the 1992 Plan at an exercise price of $0.15 per share. Each Director who is not also an employee received options to purchase the following numbers of common shares under the 1992 Plan: Mr. Harris (25,000 common shares); Dr. Stote (25,000 common shares); and Dr. Ratain (30,000 common shares). Dr. Ratain was awarded stock options for his service as a consultant prior to becoming a Director.

      In addition, prior to the Company’s initial public offering, Directors who were designated by certain investors received, in lieu of Directors’ fees, options to purchase common shares having a value equal to $1,000 for each meeting attended ($500 for each meeting attended by telephone). These awards were made under the Company’s Amended and Restated 1994 Directors’ Share Option Plan (the “1994 Director Plan”). Options to purchase an aggregate of 6,667 common shares are outstanding under the 1994 Director Plan at exercise prices ranging from $0.80 to $9.60 per share.

EXECUTIVE OFFICER COMPENSATION

      The table below shows information concerning the annual and long-term compensation for services to the Company in all capacities during the fiscal years ended December 31, 2002, 2001 and 2000 to the Company’s Chief Executive Officer and three other highest paid executive officers whose annual salary and bonus exceeded $100,000 (the “Named Executive Officers”).

Summary Compensation

					Long-Term
					Compensation
					Awards
		Annual
		Compensation(1)			Securities
					Underlying	All Other
Name and Principal Position	Year	Salary		Bonus	Options(#)	Compensation(2)

Dr. Jeffrey A. Green	2002	$198,850		$—	22,500 (3)	$—
President, Chief Executive	2001	180,000		—	—	—
Officer and Director	2000	180,000		—	—	—

Terry C. Black	2002	139,130		—	7,813 (4)	—
Vice President of Finance,	2001	125,000		—	—	—
Chief Financial Officer,	2000	125,000		—	—	—
Treasurer and Assistant Secretary

Marc J. Shlaes	2002	142,980		19,460	6,875 (5)	—
Vice President of Research	2001	110,000		—	—	—
and Development	2000	110,000		—	—	—

Dr. Wolfgang Summa	2002	153,400	(6)	—	18,875 (7)	—
Vice President of Global	2001	96,260		7,330	—	—
Operations	2000	93,660		—	—	—

(1)	No Named Executive Officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of that individual’s salary plus annual bonus. No long-term incentive plan payouts or restricted stock awards have been made to any of the Named Executive Officers.

(2)	No other compensation was received by the Named Executive Officers.

(3)	Dr. Green’s options were granted on June 4, 2002 under the Company’s Amended and Restated 1996 Key Employees and Consultants Stock Option Plan (the “1996 Plan”), at an exercise price of $2.78 per share, 50% of which will become exercisable on June 4, 2004 and 50% of which will become exercisable on June 4, 2006.

(4)	Mr. Black’s options were granted on June 4, 2002 under the 1996 Plan, at an exercise price of $2.78 per share, 50% of which will become exercisable on June 4, 2004 and 50% of which will become exercisable on June 4, 2006.

(5)	Mr. Shlaes’s options were granted on June 4, 2002 under the 1996 Plan, at an exercise price of $2.78 per share, 50% of which will become exercisable on June 4, 2004 and 50% of which will become exercisable on June 4, 2006.

(6)	Dr. Summa’s current employment contract provides for a base salary of 107,370 Euro. In January 2002, Dr. Summa received a pay raise to increase his base salary to 162,000 Euro, which is intended to approximate $145,000. Based on the average exchange rate between the United States dollar and the Euro during 2002, Dr. Summa’s salary in 2002 of 162,000 Euro was the equivalent of $153,400.

(7)	Dr. Summa’s options were granted on June 4, 2002 under the 1996 Plan, at an exercise price of $2.78 per share, 50% of which will become exercisable on June 4, 2004 and 50% of which will become exercisable on June 4, 2006.

Option Grants

      The table below sets forth certain information concerning grants of stock options made during the fiscal year ended December 31, 2002 to the Named Executive Officers. Such grants also are reflected in the Summary Compensation Table.

Option Grants in Last Fiscal Year

	Individual Grants
					Potential Realizable
		% of Total			Value at Assumed
	Number of	Options			Annual Rates of Stock
	Securities	Granted to			Price Appreciation for
	Underlying	Employees	Exercise or		Option Term(3)
	Options	in Fiscal	Base Price	Expiration
Name	Granted(1)	Year(2)	($/Sh)	Date	5%($)	10%($)

Dr. Jeffrey A. Green	22,500	27%	$2.78	6/04/12	$39,337	$99,689
Terry C. Black	7,813	9	2.78	6/04/12	13,660	34,616
Marc J. Shlaes	6,875	8	2.78	6/04/12	12,020	30,460
Dr. Wolfgang Summa	18,875	23	2.78	6/04/12	33,000	83,628

(1)	All options were awarded at an exercise price equal to the fair market value of the Company’s common shares on the date of grant.

(2)	Based on an aggregate of 82,270 options granted to employees under the 1996 Plan, including the Named Executive Officers.

(3)	Potential realizable value is based upon certain assumed rates of appreciation pursuant to rules prescribed by the Commission, and do not represent an estimate by the Company of its future stock price growth. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company’s common shares. There can be no assurance that the amounts reflected in this table will be achieved.

Option Exercises and Fiscal Year-End Option Values

      The table below shows information with respect to the exercise of options to purchase common shares by the Named Executive Officers and unexercised options to purchase common shares for the Named Executive Officers as of December 31, 2002.

Aggregate Option Exercises in Last Fiscal Year

and December 31, 2002 Option Value

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Stock		December 31, 2002		December 31, 2002(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable(2)	Unexercisable

Dr. Jeffrey A. Green	—	$—	95,000	67,500	$—	$—
Terry C. Black	—	—	50,625	23,438	15,700	—
Marc J. Shlaes	—	—	40,750	35,625	—	—
Dr. Wolfgang Summa	—	—	28,750	47,625	—	—

(1)	Options are in-the-money if the market value of the Company’s common shares exceeds the exercise price.

(2)	Represents the total gain which would be realized if all in-the-money options beneficially held at December 31, 2002 were exercised, determined by multiplying the number of common shares underlying the options by the difference between the per share option exercise price and $1.72, the closing price for the Company’s common shares as reported on Nasdaq on December 31, 2002.

Equity Compensation Plan Information

      The following table sets forth information concerning common shares authorized or available for issuance under the Company’s equity compensation plans as of the December 31, 2002.

Number of
Securities
	Number of	Weighted-	Remaining Available
	Securities to be	Average Exercise	for Future Issuance
	Issued Upon	Price of	Under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding	Options,	(Excluding
	Options, Warrants	Warrants and	Securities Reflected
Plan Category	and Rights	Rights	in Column (a))

	(a)	(b)	(c)
Equity compensation plans approved by shareholders	1,026,782	$3.85	350,552
Equity compensation plans not approved by shareholders (1)	192,252	$2.25	—

Total	1,219,034	$3.60	350,552

(1)	The terms of the Company’s January 2002 private placement of 1,922,514 common shares included as compensation to the placement agent, Stonegate Securities, Inc., the issuance of warrants to purchase a total of 192,252 common shares at $2.25 per share. The warrants are fully vested as of the date of grant and expire January 4, 2007.

Employment Agreements

      Dr. Jeffrey A. Green. In February 2001, the Company entered into an employment agreement with Dr. Green providing for an initial term of one year. This agreement will automatically renew for successive one-year periods thereafter unless certain prior notice requirements are satisfied. The base salary provided for in this agreement is $180,000 per year, to be reviewed at least annually by the Compensation Committee. Bonuses may be paid to Dr. Green at the discretion of the Compensation Committee. The agreement also provides Dr. Green with the right to participate in all benefit plans made available to the Company’s executives and/or employees. Dr. Green’s employment with the Company may be terminated with or without cause, upon his death or disability or with sufficient reason. Additionally, under this agreement, Dr. Green is entitled to terminate his employment for “good reason.” “Good reason” for such termination will exist if at any time, (i) there is a material breach of Dr. Green’s employment agreement by the Company, (ii) the Company’s shareholders fail to elect Dr. Green to the Board of Directors or Dr. Green is otherwise removed from the Board of Directors, and (iii) except in connection with the termination of Dr. Green’s employment in strict compliance with the terms of the agreement, the Board of Directors (a) fails to elect Dr. Green to his current position with the Company, (b) fails to vest Dr. Green with the powers and authority customarily associated with his current position with the Company, or (c) significantly diminishes his responsibilities, duties, power or authority. If Dr. Green terminates his employment with the Company for good reason, he will be entitled to continue to receive his base salary for two years following the date of such termination. If Dr. Green’s employment with the Company is terminated in connection with the sale of the Company, he will be entitled to continue to receive his base salary for one year following the date of such termination. If his employment is terminated without cause or without sufficient reason, he will be entitled to continue to receive his base salary for a period of two years subsequent to the date of termination. If Dr. Green terminates his employment with the Company without good reason, or if he is terminated by the Company for “cause,” then he will be entitled to receive his base salary through the date of termination. For purposes of Dr. Green’s agreement, “cause” is defined as a determination by the Board of Directors that the employee was (i) convicted of a felony involving moral turpitude or a felony in connection with his employment, (ii) engaged in fraud, embezzlement, material willful destruction of property or material disruption of the operations of the Company, (iii) using or in possession of illegal drugs and/or alcohol on the Company premises or reporting to work under the influence of same, or (iv) engaged in conduct, in or out of the workplace, which in the Company’s reasonable determination has an adverse effect on the reputation or business of the Company. “Sufficient reason” shall mean a good faith determination that the employee failed to adequately perform his duties as an officer of the Company or achieve the business objectives mutually agreed upon by the parties. Dr. Green also agreed to certain noncompetition and nondisclosure provisions which, under certain conditions, continue for a period of up to twenty-four months following a termination of Mr. Green’s employment with the Company.

      Terry C. Black. In February 2001, the Company entered into an employment agreement with Mr. Black providing for an initial term of one year. This agreement will automatically renew for successive one-year periods thereafter unless certain prior notice requirements are satisfied. The base salary initially provided for in this agreement is $125,000 per year, to be reviewed at least annually by the Compensation Committee. Bonuses may be paid to Mr. Black at the discretion of the Compensation Committee. The agreement also provides Mr. Black with the right to participate in all benefits plans made available to the Company’s executives and/or employees. Mr. Black’s employment with the Company may be terminated with or without cause or upon his death or disability. Additionally, Mr. Black is entitled to terminate his employment for “good reason.” If Mr. Black terminates his employment with the Company for good reason, he will be entitled to receive his base salary for a period of one year following the date of such termination. If Mr. Black’s employment with the Company is terminated in connection with the sale of the Company, he will be entitled to continue to receive his base salary for one year following the date of such termination. If his employment is terminated without cause, he will be entitled to receive his base salary for a period of one year subsequent to the date of termination. If Mr. Black terminates his employment with the Company without good reason, or if he is terminated by the Company for “cause,” he will be entitled to receive his base salary through the date of termination. For purposes of Mr. Black’s agreement, “cause” is defined as a determination by the Board of Directors that the employee was (i) convicted of a felony involving moral turpitude or a felony in connection with his employment, (ii) engaged in fraud, embezzlement, material willful destruction of property or material disruption of the operations of the Company, (iii) using or in possession of illegal drugs and/or alcohol on the Company premises or reporting to work under the influence of same, or (iv) engaged in conduct, in or out of the workplace, which in the Company’s reasonable determination has an adverse effect on the reputation or business of the Company. Mr. Black also agreed to certain noncompetition and nondisclosure provisions which continue, under certain conditions for a period up to eighteen months following a termination of Mr. Black’s employment with the Company.

      Dr. Wolfgang Summa. In December 2000, Dr. Summa signed an employment agreement with DATATRAK Deutschland GmbH providing for an initial term of four years. This agreement will automatically renew for successive one-year periods thereafter unless certain prior notice requirements are satisfied. The base salary initially provided for in this agreement is 107,370 Euro (approximately $110,000) per year, to be reviewed at least annually by the Compensation Committee. Bonuses may be paid to Dr. Summa at the discretion of the Compensation Committee. The agreement also provides Dr. Summa with the right to participate in all benefits plans made available to the Company’s executives and/or employees. Dr. Summa’s employment with the Company may be terminated with or without cause or upon his death or disability. Additionally, Dr. Summa is entitled to terminate his employment for “good reason.” If Dr. Summa terminates his employment with the Company for good reason, he will be entitled to receive his base salary for a period of one year following the date of such termination. If Dr. Summa’s employment with the Company is terminated in connection with the sale of the Company, he will be entitled to continue to receive his base salary for one year following the date of such termination. If his employment is terminated without cause, he will be entitled to receive his base salary for a period of one year subsequent to the date of termination. If Dr. Summa terminates his employment with the Company without good reason, or if he is terminated by the Company for “cause,” he will be entitled to receive his base salary through the date of termination. For purposes of Dr. Summa’s agreement, “cause” is defined as a determination by the Board of Directors that the employee was (i) convicted of a felony involving moral turpitude or a felony in connection with his employment, (ii) engaged in fraud, embezzlement, material willful destruction of property or material disruption of the operations of the Company, (iii) using or in possession of illegal drugs and/or alcohol on the Company premises or reporting to work under the influence of same, or (iv) engaged in conduct, in or out of the workplace, which in the Company’s reasonable determination has an adverse effect on the reputation or business of the Company. Dr. Summa also agreed to certain noncompetition and nondisclosure provisions which continue, under certain conditions for a period up to eighteen months following a termination of Dr. Summa’s employment with the Company. The agreement is governed by German law.

      Marc J. Shlaes. In March 2003, the Company entered into an employment agreement with Mr. Shlaes providing for an initial term of one year. This agreement will automatically renew for successive one-year periods thereafter unless certain prior notice requirements are satisfied. The base salary initially provided for in this agreement is $145,000 per year, to be reviewed at least annually by the Compensation Committee. Bonuses may be paid to Mr. Shlaes at the discretion of the Compensation Committee. The agreement also provides Mr. Shlaes with the right to participate in all benefits plans made available to the Company’s executives and/or employees. Mr. Shlaes’s employment with the Company may be terminated with or without cause or upon his death or disability. Additionally, Mr. Shlaes is entitled to terminate his employment for any or no reason. If Mr. Shlaes voluntarily terminates his employment, all obligations under his employment will cease to exist. If Mr. Shlaes’s employment is terminated in connection with the sale of the Company, he will be entitled to continue to receive his base salary for one year following the date of such termination. If his employment is terminated without cause, he will be entitled to receive his base salary for a period of one year subsequent to the date of termination. If Mr. Shlaes is terminated for “cause,” he will be entitled to receive his base salary through the date of termination. For purposes of Mr. Shlaes’s agreement, “cause” is defined as a determination by the Board of Directors that the employee (1) fails to complete satisfactorily the Company’s routine pre-employment background check, (2) was convicted of a felony involving moral turpitude or a felony in connection with his employment, (3) was engaged in fraud, embezzlement, material willful destruction of property or material disruption of the operations of the Company, (4) was using or in possession of illegal drugs and/or alcohol on the Company premises or reporting to work under the influence of same, or (5) was engaged in conduct, in or out of the workplace, which in the Company’s reasonable determination has an adverse effect on the Company’s reputation or business. Mr. Shlaes also agreed to certain noncompetition and nondisclosure provisions, which continue under certain conditions for a period up to fifteen months following a termination of Mr. Shlaes’s employment.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

      The Compensation Committee administers the Company’s stock option plans, including the selection of optionees and the timing of option grants, reviews and monitors key employee compensation and benefits policies and administers the Company’s management compensation plans. The current members of the Compensation Committee are Messrs. Flaherty and Harris and Dr. Stote, all of whom are non-employee Directors.

      This report contains a discussion of the Company’s compensation philosophy, together with a discussion of the factors considered by the Compensation Committee in determining the compensation of the Company’s President and Chief Executive Officer and the Named Executive Officers.

Compensation Philosophy

      The Company’s compensation philosophy is that compensation paid to executive officers and other management personnel should consist of four elements: (1) salary, (2) annual incentive bonus, (3) stock options and (4) welfare, retirement and other benefits. The compensation package is designed to attract and retain top quality management employees. To some extent, elements of compensation are designed to vary as the Company’s performance varies. In general, the elements of compensation that most typically have a significant relationship to the Company’s performance are awards under the Company’s stock option and bonus plans. The Compensation Committee’s decisions concerning compensation make use of independent surveys of executive compensation of similarly situated companies.

      Presented below is a discussion of the various components of the compensation arrangements provided to the Named Executive Officers, as well as a discussion of the compensation arrangements provided to the Company’s President and Chief Executive Officer.

2002 Compensation Decisions

      Base Salary and Benefits. Salaries of executive officers are subject to minimum levels set by the terms of each executive’s employment arrangement. The primary factor in setting salary levels pursuant to these arrangements was the desire to provide compensation in amounts sufficient to induce these individuals to either join or continue with the Company. Salary levels for executive officers reflect the Compensation Committee’s judgments on appropriate salaries in light of the duties and responsibilities inherent in the executives’ positions. The particular qualifications of an individual holding the position and his or her level of experience, as well as information concerning compensation paid by other companies in the industry, are considered in establishing salary levels. The Compensation Committee’s assessment of the individual’s performance and contribution to the Company’s performance are the primary criteria influencing decisions regarding salary adjustments. During January 2002, Dr. Green received a base salary increase from $180,000 annually to $200,000 annually; Mr. Black received a base salary increase from $125,000 annually to $140,000 annually; Mr. Shlaes received a base salary increase from $110,000 annually to $145,000 annually; and Dr. Summa received a base salary increase from 107,370 Euro annually to 162,000 Euro annually.

      Stock Options. The Company uses stock options as a long-term incentive program for its executive officers. Stock options are used because they directly relate the amounts earned by the executive officers to the amount of appreciation realized by the Company’s shareholders over comparable periods. Stock options also provide executive officers with the opportunity to acquire and build a meaningful ownership interest. The Compensation Committee considers stock option awards throughout the year. In determining the number of options awarded to an individual executive officer, the Compensation Committee generally establishes a level of award based upon the position of the individual and his or her level of responsibility, and upon recommendations made by the President and Chief Executive Officer. The Compensation Committee’s decisions concerning individual option awards are based on its judgment concerning the appropriate amount of long-term compensation that should be paid to the executive in question. The Company awarded 56,063 such stock options to executives during 2002 under the 1996 Plan. A total of 82,270 stock options were awarded to employees, including the Named Executive Officers, during 2002 under the 1996 Plan.

      Bonuses. The Company may pay additional compensation in the form of discretionary bonuses to its executive officers. The bonus amount in any given year is determined by the Compensation Committee, taking into account several factors, including the executive officer’s salary and position, the executive officer’s performance and the Company’s overall performance. Bonuses may be provided either in the form of cash, common shares or a combination of both, as the Compensation Committee determines. Mr. Shlaes received a bonus in the amount of $19,460 during 2002.

      President and Chief Executive Officer Compensation. Dr. Green’s employment contract contemplates compensation in two broad areas: (1) a base salary and (2) stock options under a long-term compensation plan. His employment agreement provided for a base salary of $180,000. During January 2002, Dr. Green received an increase in his annual salary to $200,000. Dr. Green’s base salary is considered to be at approximately the median base compensation level paid to chief executive officers of corporations of similar size and complexity to the Company. Dr. Green was awarded options to purchase 22,500 common shares in 2002. Dr. Green did not receive a bonus in 2002.

THE COMPENSATION COMMITTEE

Robert E. Flaherty (Chairman)

Seth B. Harris
Dr. Robert M. Stote

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Company has in the past engaged in various private transactions with the members of its Compensation Committee or entities with which they are affiliated. The Company believes that these transactions have been on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

      The Company engaged in various private equity financing transactions with Mr. Harris, Dr. Stote and other shareholders in 1992, 1993 and 1994. As a result of those transactions, Mr. Harris and Dr. Stote are among the parties to a registration rights agreement with the Company under which they have been provided certain rights to have their common shares registered under the Securities Act of 1933, as amended (the “Securities Act”). See “Certain Transactions.”

AUDIT COMMITTEE AND RELATED MANNERS

Report of the Audit Committee

      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee’s activities are governed by a written charter adopted by the Board of Directors, a copy of which was attached to the Company’s 2001 Proxy Statement as Appendix A.

      Management has the primary responsibility for the Company’s financial statements and the reporting process, including the system of internal controls. The independent auditors audit the annual financial statements prepared by management and express an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The Audit Committee monitors these processes.

      In this context, the Audit Committee met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the independent auditors such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

      In addition, the independent auditors provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (“Independence Discussions With Audit Committees”), related to the auditors’ independence. The Audit Committee discussed with the independent auditors the auditors’ independence from the Company and its management and considered the compatibility of non-audit services with the auditors’ independence.

      The Audit Committee discussed with the Company’s financial management and independent auditors the overall scope and plans for the audit. The Audit Committee also met with the independent auditors, with and without management present, to discuss the results of the examinations, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. In addition, the Audit Committee considered other areas of its oversight relating to the financial reporting process that it determined appropriate.

      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Commission.

THE AUDIT COMMITTEE

Timothy G. Biro (Chairman)

Jerome H. Kaiser
Mark J. Ratain

Independent Auditors

      The Board of Directors, upon recommendation of the Audit Committee, has re-appointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2003. Fees for services rendered by Ernst & Young LLP for the last fiscal year were:

Audit Fees	All Other Fees

$146,990	$104,202	*

*	Includes (i) audit related fees of $77,409, of which $9,810 related to employee benefit plans and $66,849 related to due diligence and audits for the proposed Oriam, S.A. acquisition, which was not consummated; and (ii) fees for tax services of $26,793, of which $19,293 related to annual tax return services and $7,500 related to Oriam acquisition tax services.

      Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

Performance Chart

      The following line graph compares the percentage change in the cumulative total shareholder return on the Company’s common shares against the cumulative total return of the Nasdaq Stock Market U.S. Index and the Nasdaq Health Services Index for the period commencing December 31, 1997 and ending December 31, 2002. The graph assumes that the value of the investment in the Company’s common shares and each index was $100 on December 31, 1997, and that all dividends, if any, were reinvested.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG DATATRAK INTERNATIONAL, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ HEALTH SERVICES INDEX

*	$100 invested on 12/31/97 in stock or index - including reinvestment of dividends. Fiscal year ending December 31.

PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S

1999 OUTSIDE DIRECTOR STOCK OPTION PLAN TO INCREASE THE NUMBER OF
COMMON SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN

      Shareholders will be asked at the Annual Meeting to vote on a proposal to approve the amendment and restatement of the Company’s 1999 Outside Director Stock Option Plan to increase the number of common shares authorized for issuance under the plan from 250,000 common shares to 400,000 common shares. The complete text of the 1999 Director Plan, as proposed to be amended and restated, is attached to this Proxy Statement as Appendix A. This proposal was an agenda item for the Company’s 2002 Annual Meeting but did not receive the requisite level of shareholder approval for it to pass.

      The 1999 Director Plan was adopted by the Board of Directors on September 22, 1999 and approved by the Company’s shareholders on June 1, 2000. As of March 31, 2003, there were only 27,500 common shares available for future grants under the 1999 Director Plan. The purpose of the 1999 Director Plan is to provide Directors of the Company who are not also employees of the Company or any of the Company’s subsidiaries or affiliates (the “Outside Directors”) with a greater incentive to serve and promote the Company’s success by encouraging them to acquire new or additional share ownership in the Company, thus increasing their proprietary interest in the Company’s business and providing them with an increased personal interest in the Company’s continued success and development.

      As mentioned above, while Directors of the Company receive reimbursement for reasonable expenses incurred in attending Board of Directors meetings, Directors do not receive cash compensation for their service on the Company’s Board of Directors. As such, stock option awards play an integral role in providing compensation to the Company’s current Outside Directors and in attracting future Outside Directors.

      The following is a summary of the significant changes in the 1999 Director Plan as well as the material features of the plan, as proposed to be amended and restated and giving effect to these changes. The following summary is qualified entirely by reference to the complete text of the 1999 Director Plan, as proposed to be amended and restated, attached to this Proxy Statement as Appendix A.

Significant Changes

      The 1999 Director Plan, as proposed to be amended and restated, is different from the existing 1999 Director Plan in that the number of shares available for issuance under the 1999 Director Plan has been increased to 400,000 common shares. This is an increase of 150,000 common shares over the number available for issuance under the existing terms of the plan.

General Plan Information

      The effective date of the 1999 Director Plan is September 22, 1999. By its terms, the 1999 Director Plan will terminate on September 22, 2009. However, the 1999 Director Plan’s expiration will not affect any outstanding option. The Company believes that the 1999 Director Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The 1999 Director Plan is not qualified under Section 401(a) of the Internal Revenue Code.

Benefits of the 1999 Director Plan

      Under the 1999 Director Plan, each Outside Director on September 22, 1999 received a non-qualified stock option to purchase 12,500 common shares at an exercise price of $3.75 per share (the fair market value of a common share on September 22, 1999). In addition, the 1999 Director Plan provides for Outside Directors to receive non-qualified stock options to purchase 10,000 common shares upon their initial appointment or election as Outside Directors. The 1999 Director Plan also provides for the annual, automatic award to Outside Directors on the day of the annual meeting of the Company’s shareholders of non-qualified stock options to purchase 12,500 common shares. Non-qualified stock options awarded under the 1999 Director Plan may not be awarded to persons other than Outside Directors.

      Set forth below is certain information regarding stock options awarded under the plan from the proposed 150,000 common share increase described in this proposal. All options were granted on June 4, 2002 at an exercise price of $2.78 per share, the fair market value of a common share on the date of grant. Each of the awards is subject to shareholder approval pursuant to this proposal. The dollar value of such non-qualified stock options is not determinable.

NEW PLAN BENEFITS

1999 Outside Director Stock Option Plan

Name and Position	Number of Common Shares

Dr. Jeffrey A. Green	0
President, Chief Executive Officer and a Director
Terry C. Black	0
Vice President of Finance, Chief
Financial Officer, Treasurer and Assistant Secretary
Marc J. Shlaes	0
Vice President of Research and Development
Dr. Wolfgang Summa	0
Vice President of Global Operations
Executive group	0
Non-executive director group	75,000
Non-executive officer employee group	0

Administration

      The 1999 Director Plan does not provide the Board of Directors, any committee thereof, or any other person, with discretionary authority with respect to the 1999 Director Plan’s administration. Eligibility criteria for awards of options, as well as the timing, amount, price, vesting, term and other provisions of option awards, are set forth in the 1999 Director Plan itself.

Securities to be Offered

      Under the 1999 Director Plan, as proposed to be amended and restated, up to an aggregate of 400,000 common shares will be available for awards of options to the Outside Directors. Either treasury or authorized and unissued common shares, in such amounts or amounts, within the maximum limits of the 1999 Director Plan, as the Board of Directors shall from time to time determine, may be so issued. If an option awarded under the 1999 Director Plan is exercised pursuant to the terms and conditions of the 1999 Director Plan, any common shares that are the subject thereof shall not thereafter be available for re-offering under the 1999 Director Plan.

      In the event that, subsequent to September 22, 1999, the outstanding common shares should be increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company, as a result of a share split, share dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change, then (1) there shall automatically be substituted for each common share subject to an unexercised option (in whole or in part) granted under the 1999 Director Plan, each common share available for additional grants of options under the 1999 Director Plan and each common share made available for grant to each Outside Director pursuant to Section 4 of the 1999 Director Plan, the number and kind of shares or other securities into which each outstanding common share shall be changed or for which each such common share shall be exchanged, (2) the option price per share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the option shall remain the same as immediately prior to such event and (3) the Board of Directors shall make such other adjustments as may be appropriate and equitable to prevent enlargement or dilution of any option rights. Any such adjustment may also provide for the elimination of fractional shares.

Option Provisions

      Automatic Awards. The 1999 Director Plan provides that each Outside Director will be awarded non-qualified stock options to purchase such number of common shares as follows:

(1)	Each Outside Director as of September 22, 1999 received a non-qualified stock option to purchase 12,500 common shares at an exercise price equal to the fair market value of such common shares on September 22, 1999;

(2)	Each newly appointed or elected Outside Director after September 22, 1999 shall receive a non-qualified stock option to purchase 10,000 common shares at an exercise price equal to the fair market value of such common shares on the date of grant; and

(3)	Each Outside Director on the day of the Company’s annual meeting of shareholders, commencing with the meeting held in the year 2000, received or shall receive a non-qualified stock option to purchase 12,500 common shares at an exercise price equal to the fair market value of such common shares on the date of grant.

      The 1999 Director Plan provides that those grants shall occur automatically without any further action by the Board of Directors.

      Option Price. The option price per common share under each option granted pursuant to the 1999 Director Plan shall be equal to the fair market value thereof, but in no event shall such price be less than the par value of the common shares.

      Period of Option. Each option granted under the 1999 Director Plan shall expire and all rights to purchase common shares pursuant thereto shall cease on the tenth anniversary of the date of grant.

      Vesting of Options. The 1999 Director Plan provides that each Outside Director shall be entitled to exercise options granted under the 1999 Director Plan as follows:

(1)	With respect to non-qualified stock options to purchase 12,500 common shares awarded on September 22, 1999, each such option became fully vested and exercisable as to all of the underlying common shares on the date of the first annual meeting of the Company’s shareholders following the date of grant;

(2)	With respect to non-qualified stock options to purchase 12,500 common shares awarded annually on the day of the Company’s annual meeting of shareholders, each such option shall become fully vested and exercisable as to all of the underlying common shares on the date of the first annual meeting of the Company’s shareholders following the date of grant; and

(3)	With respect to the non-qualified stock options to purchase 10,000 common shares upon an individual’s initial appointment or election as an Outside Director, each such option shall become fully vested and exercisable as to all of the underlying common shares on the first anniversary of the date of grant.

      Limitations on Exercise and Transfer of Options. All or any portion of an option shall be transferable by the optionee, in whole at any time or in part from time to time, to (1) any member of the optionee’s immediate family, (2) any trust whose beneficiaries consist solely of the optionee and/or members of the optionee’s immediate family and (3) any person or entity who is an “affiliate” of the optionee (as that term is defined in Rule 501(b) of Regulation D under the Securities Act). Notwithstanding the foregoing, the Company shall be under no obligation to record any such transfer upon the books of the Company and may treat the optionee as the record and beneficial owner thereof for all purposes until such time as: (a) the transferor delivers to the Company a fully executed assignment of option, (b) the transferee delivers to the

Company a fully executed joinder to the option agreement and (c) the transferor and transferee establish, to the reasonable satisfaction of the Company, that such a transfer is permitted under the applicable provisions of the federal securities laws. No option may be pledged or hypothecated, nor may any option be subject to execution, attachment or similar process.

      Conditions Governing Exercise of Option. Options are exercisable by the Outside Director by giving written notice to the Company of the Outside Director’s intention to exercise the option and the number of common shares with respect to which the option is being exercised, accompanied by full payment of the purchase price either in cash or in whole or in part in common shares having a fair market value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made.

      Termination of Directorship. Subject to the following provisions, if the Outside Director ceases to be a Director of the Company, his or her option shall terminate three months after the effective date of termination of his or her Directorship and neither that Outside Director nor any other person shall have any right after such date to exercise all or any part of such option. If the termination of the Directorship is due to death, then the option may be exercised within one year after the Outside Director’s death by the Outside Director’s estate or by the person designated in the Outside Director’s last will and testament or to whom transferred by the applicable laws of descent and distribution. Notwithstanding the foregoing, in no event shall any option be exercisable after the expiration of the ten-year option period and no option shall be exercisable to any greater extent that the Outside Director would have been entitled to exercise the option at the time of termination or death.

      Certain Restrictions. The Company amended the 1999 Director Plan to prohibit, unless approved by the holders of a majority of the common shares present and entitled to vote at a duly convened meeting of shareholders, (1) the grant of any stock option with an exercise price that is less than 100% of the fair market value of the underlying stock on the date of grant; and (2)(a) the reduction in the exercise price of any stock option outstanding or to be granted in the future, (b) the cancellation and re-grant of options at a lower exercise price (including entering into any “6 month and 1 day” cancellation and re-grant program), whether or not the canceled options are put back into the available pool for grant, (c) the replacement of out-of-the-money options with restricted stock in an exchange, buy-back or other program, or (d) the replacement of any options with new options having a lower exercise price or accelerated vesting schedule in an exchange, buy-back or other program. These prohibitions may not be further amended or repealed without the affirmative vote of the holders of a majority of the common shares present and entitled to vote at a duly convened meeting of shareholders.

Income Tax Treatment

      An Outside Director will not realize income upon the granting of a non-qualified stock option. However, in any year in which an Outside Director exercises a part or all of such option, the excess, if any, of the fair market value of the common shares at the date of exercise over the option price will be taxed as compensation at ordinary income tax rates, and the Company will be entitled to a tax deduction for a like amount in the same year. An Outside Director may elect, within 30 days after the issuance of common shares upon the exercise of an option (which the Internal Revenue Service may assert occurs on the date of exercise), to treat the excess, if any, of the fair market value of the common shares on the date of issuance over the option price as ordinary income at that time, and the Company will be entitled to a tax deduction for a like amount.

      The Company has made provisions for all taxes required in connection with an option exercise to be withheld and/or paid. The Company has the discretion to allow the Outside Director to satisfy tax withholding requirements by (a) the Company withholding from issuance to the Outside Director the number of common shares agreed upon by the Company and the Outside Director, so long as the Outside Director has executed an effective standing election to satisfy such tax withholding requirements within at least six months prior to an option exercise or (b) withholding the number of common shares equal to that portion of the withholding obligation for which cash payment has not been made, provided that consent has been given by the Board of Directors.

      Except for stock options granted under the 1999 Director Plan, the Company does not intend to compensate Directors for any meetings that they attend, but will reimburse them for reasonable expenses that are incurred in attending such meetings.

Recommendation and Required Vote

      The Board of Directors unanimously recommends that the shareholders vote FOR the proposal. The affirmative vote of the holders of a majority of the outstanding common shares present at the Annual Meeting, in person or by proxy, is required to approve and adopt the amendment and restatement of the 1999 Director Plan.

APPROVAL OF THE COMPANY’S PROPOSED

SIXTH AMENDED AND RESTATED ARTICLES OF INCORPORATION

      The Board of Directors is proposing the approval and adoption of the Company’s Sixth Amended and Restated Articles of Incorporation, which increases the number of common shares authorized for issuance and makes other changes to the Articles. The complete text of the proposed Sixth Amended and Restated Articles of Incorporation is attached as Appendix B to this Proxy Statement.

      The Company’s Articles currently authorize the issuance of 15,000,000 common shares, without par value, and 540,000 Series A Preferred Shares, $.001 par value per share, 70,000 Series B Preferred Shares, $.001 par value per share, 2,250,000 Series C Preferred Shares, $.001 par value per share, and 1,000,000 serial preferred shares, without par value. In April 2003, the Board of Directors adopted a resolution proposing that the Articles be deleted in their entirety and the Restated Articles be adopted in their entirety, which Restated Articles increase the authorized number of common shares to 25,000,000 and make other changes to the Articles, subject to shareholder approval of the Restated Articles. Only common shares and serial preferred shares will be authorized by the Restated Articles, as the Company’s Series A, Series B and Series C Preferred Shares are no longer outstanding. The Board of Directors has determined that adoption of the Restated Articles is in the best interests of the Company and unanimously recommends approval by the shareholders.

      As of March 31, 2003, the Company had 5,263,836, common shares outstanding and 1,377,334 common shares reserved for future issuance under the Company’s equity-based plans, of which 1,020,368 common shares are subject to outstanding options and 356,966 common shares are available for future grants. If the amendment of the 1999 Director Plan is approved by shareholders, an additional 150,000 common shares will be reserved for issuance under that plan. In addition, the Company has reserved 192,252 common shares for issuance in connection with warrants granted to the Company’s placement agent in its 2002 private placement.

      The Board of Directors believes that the availability of additional authorized but unissued common shares will provide the Company with the flexibility to issue common shares for a variety of corporate purposes, such as to effect future stock splits in the form of stock dividends, to make acquisitions through the use of stock, to raise equity capital, to adopt additional equity-based incentive plans or to reserve additional common shares for issuance under such plans and under plans of acquired companies. The Company’s past uses of authorized common shares include the sale of 1,922,514 common shares in a capital raising transaction that closed in January 2002, and shares reserved for issuance in connection with equity-based incentive plans. The Board of Directors believes that the proposed increase in authorized common shares will benefit the Company by providing flexibility to issue common shares for a variety of business and financial objectives in the future without the necessity of delaying such activities for further shareholder approval, except as may be required in particular cases by the Company’s charter documents, applicable law or the rules of any stock exchange or national securities association trading system on which the Company’s securities may be listed or quoted.

      The Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional common shares for any capital raising transactions or acquisitions. Failure to obtain shareholder approval of this proposal will not impact the Company’s existing agreements to issue common shares.

No Appraisal Rights

      Under Ohio law, shareholders are not entitled to appraisal rights with respect to this proposal.

Recommendation and Required Vote

      The Board of Directors unanimously recommends a vote FOR the proposal. Management and the Board of Directors will be voting FOR approval of the Restated Articles. The affirmative vote of the shareholders having a majority of the voting power of all outstanding common shares is required to approve the proposed Restated Articles. The persons named in the accompanying Proxy or their substitutes will vote such Proxy for this proposal unless it is marked otherwise. Abstentions and broker non-votes will have the same effect as a vote against the proposed Restated Articles.

APPROVAL OF THE PROPOSED AMENDMENT

TO THE COMPANY’S THIRD AMENDED AND RESTATED CODE OF REGULATIONS

      The Board of Directors is proposing to add a provision to the Company’s Third Amended and Restated Code of Regulations to place certain restrictions on the granting of stock options and to implement certain prohibitions against the use of certain financing mechanisms by the Company. This provision will be set forth as Article XIII of the Code, the proposed text of which is attached as Appendix C to this Proxy Statement. This proposal was an agenda item for the Company’s 2002 Annual Meeting but did not receive the requisite level of shareholder approval for it to pass.

      In January 2002, the Company received approximately $4.3 million in connection with the consummation of a private placement of 1,922,514 of the Company’s common shares at a purchase price of $2.25 per share. In the share purchase agreement relating to the January 2002 private placement, in addition to making a series of standard representations and warranties to the purchasers of the Company’s common shares, the Company also agreed to amend its Code to prohibit (i) the granting of stock options by the Company at below-market exercise prices and (ii) the reduction of the exercise price of outstanding options by the Company. Furthermore, the Company agreed to amend its Code to prohibit the Company from entering into any arrangements concerning the sale of its common shares in a transaction in which the purchase price of its common shares is fixed after the date of the agreement relating to that transaction, commonly referred to as a “toxic” financing.

      Accordingly, the Board of Directors is proposing an amendment to the Code. Since the Company does not grant stock options at below-market exercise prices, nor does it have any intention of entering into any arrangements concerning the sale of its common shares in a toxic financing or in any other transaction in which the purchase price of its common shares is fixed after the date of the agreement relating to that transaction, the Board of Directors believes that the proposed amendment to the Code formally sets forth the Company’s approach to stock option grants and its intention with regard to future transactions involving the Company’s common shares.

No Appraisal Rights

      Under Ohio law, shareholders are not entitled to appraisal rights with respect to this proposal.

Recommendation and Required Vote

      The Board of Directors unanimously recommends a vote FOR the proposal. Management and the Board of Directors will be voting FOR approval of the amendment to the Code. The affirmative vote of the shareholders having a majority of the voting power of all outstanding common shares is required to approve the proposed amendment to the Code. The persons named in the accompanying Proxy or their substitutes will vote such Proxy for this proposal unless it is marked otherwise. Abstentions and broker non-votes will have the same effect as a vote against the proposed amendment to the Code.

CERTAIN TRANSACTIONS

      In connection with various financing transactions, the Company has entered into agreements with several of our Directors, executive officers and shareholders who beneficially own more than 5% of the Company’s common shares. Since these arrangements were the result of arm’s length negotiation with these shareholders prior to their acquisition of the Company’s common shares, the Company believes that the agreements are on terms no less favorable to it than could have been obtained from unaffiliated third parties.

      As a result of various financing transactions, the Company is a party to a registration rights agreement with Brantley, Drs. Green and Stote and Mr. Harris, each of whom is either a Director, executive officer or beneficial owner of 5% or more of the Company’s common shares. Under the terms of the registration rights agreement, the holders of an aggregate of 333,256 common shares (the “Registrable Shares”) have the right to demand, no more than once every six months, registration of the Company’s common shares having a market value of at least $5,000,000 (in the case of a registration on Form S-1) or $1,000,000 (in the case of a registration on Form S-2 or S-3) under the Securities Act. Such demand right may be exercised by the holders of at least 40% of the Registrable Shares. The holders of Registrable Shares may exercise their right to demand registration of the Registrable Shares on Form S-1 up to two times at the Company’s expense, and any demand registrations on Form S-2 or S-3 an unlimited number of times at the Company’s expense. Although the holders of Registrable Shares have the right to demand additional registrations on Form S-1, they will be required to pay their share of the expenses associated with such registrations. The registration rights agreement also provides the holders of 240,198 common shares (the “Related Shares”), with the limited right to participate, at their own expense, in a registration statement demanded by the holders of Registrable Shares. In addition, under certain conditions, the holders of Registrable Shares and Related Shares have the limited right to include some or all of such shares in any registration statement filed by the Company with respect to the sale of its common shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s Directors and certain of its executive officers and persons who beneficially own more than 10% of its common shares to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission and Nasdaq. These persons are further required to furnish the Company with copies of all such forms filed by them. Based solely on its review of the copies of the forms it has received, the Company believes that all of the Section 16(a) filing requirements were satisfied by its Directors, executive officers and beneficial owners of more than 10% of the its common shares, except for reports related to the following: (1) Dr. Green’s purchase of 200 common shares, which took place on November 22, 2002; (2) Dr. Green’s purchase of 800 common shares, which took place on November 26, 2002; (3) Mr. Harris’s purchase of 2,800 common shares, which took place on October 14, 2002; (4) Mr. Harris’s purchase of 2,500 common shares, which took place on October 23, 2002; (5) Mr. Harris’s purchase of 3,000 common shares, which took place on October 24, 2002; and (6) Mr. Harris’s purchase of 1,000 common shares, which took place on October 25, 2002.

SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

      Any shareholder who meets the requirements of the proxy rules under the Exchange Act may submit proposals to the Board of Directors to be considered for submission to the annual meeting of shareholders to be held in 2004. Proposals should be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to DATATRAK International, Inc., 6150 Parkland Boulevard, Suite 100, Mayfield Heights, Ohio 44124, Attention: Investor Relations, and must be received no later than January 1, 2004. Any notice shall include: (a) the name and address of the shareholder and the text of the proposal to be introduced, (b) the number of common shares held of record, owned beneficially and represented by proxy by the shareholder as of the date of the notice and (c) a representation that the shareholder intends to appear in person or by proxy at the meeting to introduce the proposal specified in the notice. The chairman of the annual meeting may refuse to acknowledge the introduction of any shareholder proposal not made in compliance with the foregoing procedures.

      The Company may use its discretion in voting Proxies with respect to shareholder proposals not included in the 2004 Proxy Statement, unless the Company receives notice of those proposals prior to March 16, 2004.

OTHER MATTERS

      The Board of Directors is not aware of any matter to come before the Annual Meeting other than those mentioned in the accompanying Notice. However, if other matters shall properly come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on those matters.

      A copy of the Company’s Annual Report has been provided to shareholders with this Proxy Statement. If a shareholder entitled to vote at the Annual Meeting did not receive a copy of the Annual Report with this Proxy Statement, that shareholder may request a copy of the Annual Report from the Company. Upon the receipt of a written request from any shareholder entitled to vote at the Annual Meeting, the Company will mail, at no charge to the shareholder, a copy of the Company’s Annual Report, including the financial statements and schedules required to be filed with the Commission pursuant to Rule 13a-1 under the Exchange Act, for the Company’s most recent fiscal year. Requests from beneficial owners of common shares must include a good-faith representation that, as of the record date of the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at the Annual Meeting. Written requests for the Annual Report should be directed to: Investor Relations, DATATRAK International, Inc., 6150 Parkland Boulevard, Suite 100, Mayfield Heights, Ohio 44124.

      You are urged to sign and return your Proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors,

Thomas F. McKee
Secretary

April 30, 2003

Appendix A

DATATRAK INTERNATIONAL, INC.

AMENDED AND RESTATED 1999 OUTSIDE DIRECTOR STOCK OPTION PLAN

      DATATRAK International, Inc., hereinafter called the “Company,” hereby adopts a stock option plan for eligible Directors of the Company pursuant to the following terms and provisions:

      1. Purpose of the Plan. The purpose of this plan, hereinafter called the “Plan,” is to provide additional incentive to those Directors of the Company who are not employees of the Company or any of its subsidiaries or affiliates by encouraging them to acquire a new or an additional share ownership in the Company, thus increasing their proprietary interest in the Company’s business and providing them with an increased personal interest in the Company’s continued success and progress. These objectives will be promoted through the grant of options to acquire the Company’s Common Shares, without par value per share (the “Common Shares”), pursuant to the terms of the Plan. Only those Directors who meet the qualifications stated above are eligible for and shall receive options under this Plan.

      2. Effective Date of the Plan. The Plan shall become effective as of September 22, 1999, subject to approval by holders of shares representing a majority of the outstanding voting stock of the Company present at a meeting of shareholders called for that purpose. In the event that such shareholder approval has not occurred on or before December 31, 2000, the Plan and any options granted hereunder shall be null and void.

      3. Common Shares Subject to the Plan. The Common Shares to be issued upon the exercise of the options granted under the Plan shall be Common Shares of the Company. Either treasury or authorized and unissued Common Shares, or both, as the Board of Directors shall from time to time determine, may be so issued. Common Shares which are the subject of any lapsed, expired or terminated options may be made available for re-offering under the Plan. If an option granted under this Plan is exercised pursuant to the terms and conditions of subsection 5(b), any Common Shares which are the subject thereof shall not thereafter be available for re-offering under the Plan.

      Subject to the provisions of the next succeeding paragraph of this Section 3, the aggregate number of Common Shares for which options may be granted under the Plan shall be Four Hundred Thousand (400,000) Common Shares.

      In the event that, subsequent to the date of adoption of the Plan by the Board of Directors, the Common Shares should, as a as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change, be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, then (i) there shall automatically be substituted for each Common Share subject to an unexercised option (in whole or in part) granted under the Plan, each Common Share available for additional grants of options under the Plan and each Common Share made available for grant to each eligible Director pursuant to Section 4 hereof, the number and kind of shares of stock or other securities into which each outstanding Common Share shall be changed or for which each such Common Share shall be exchanged, (ii) the option price per Common Share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the option shall remain the same as immediately prior to such event, and (iii) the Board of Directors shall make such other adjustments as may be appropriate and equitable to prevent enlargement or dilution of option rights. Any such adjustment may provide for the elimination of fractional shares.

      4. Grant of Options.

a. Automatic Grants. Subject to the terms of the Plan (including without limitation the receipt of shareholder approval contemplated by Section 2 hereof), each eligible Director shall be granted a non-qualified stock option for 12,500 Common Shares as of September 22, 1999, and subsequent non-qualified stock options for 12,500 Common Shares at each annual meeting of the shareholders of the Company thereafter so long as he or she is an eligible Director. Each eligible Director first appointed or elected to the Board of Directors after September 22, 1999 shall be granted a non-qualified stock option to purchase 10,000 Common Shares as of the date of such appointment or election, and subsequent non-qualified stock options for 12,500 Common Shares at each annual meeting of the shareholders of the Company thereafter so long as he or she is an eligible Director.

b. Option Price. The price at which each Common Share may be purchased pursuant to an option granted under the Plan shall be equal to the “fair market value” (as determined pursuant to Section 7) for each such share as of the date on which the option is granted (the “Date of Grant”), but in no event shall such price be less than the par value of such Common Shares. Anything contained in this subsection (b) to the contrary notwithstanding, in the event that the number of Common Shares subject to any option is adjusted pursuant to Section 3, a corresponding adjustment shall be made in the price at which the Common Shares subject to such option may thereafter be purchased.

c. Duration of Options. Each option granted under the Plan shall expire and all rights to purchase Common Shares pursuant thereto shall cease on the date (the “Expiration Date”) which shall be the tenth anniversary of the Date of Grant of such option.

d. Vesting of Options. For the initial grant to eligible Directors as of September 22, 1999 of an option to purchase 12,500 Common Shares, one hundred percent (100%) of each such option granted under the Plan shall become fully vested and exercisable as of the date of the first annual meeting of the Company’s shareholders following the Date of Grant, subject to shareholder approval. For the annual grants of options to purchase 12,500 Common Shares, one hundred percent (100%) of each such option granted under the Plan shall become fully vested and exercisable on the date of the first annual meeting of the Company’s shareholders following the Date of Grant. For the grants of 10,000 Common Shares upon the initial appointment or election of an eligible Director, one hundred percent (100%) of each such option granted under the Plan shall become fully vested and exercisable on the first anniversary of the Date of Grant.

      5. Option Provisions.

a. Limitation on Exercise and Transfer of Options.

Each option agreement shall be binding upon and inure to the benefit of any successor of the Company and the heirs, estate, personal representative and transferees of the optionee. All or any portion of an option shall be transferable by the optionee, in whole at any time or in part from time to time, to (i) any member of the optionee’s Immediate Family, (ii) any trust whose beneficiaries consist solely of the optionee and/or members of the optionee’s Immediate Family, and (iii) any person or entity who is an “affiliate” of the optionee (as such term is defined in Rule 501(b) of Regulation D promulgated under the Securities Act of 1933). Notwithstanding the foregoing, the Company shall be under no obligation to record any such transfer upon the books of the Company and may treat the optionee as the record and beneficial owner thereof for all purposes until such time as: (a) the transferor delivers to the Company a fully executed assignment of option in the form attached as Exhibit A to the option agreement; (b) the transferee delivers to the Company a fully executed joinder to the option agreement in the form attached as Exhibit B to the option agreement; and (c) that the transferor and transferee establish, to the reasonable satisfaction of the Company, that such a transfer is permitted under applicable provisions of the federal securities laws. For purposes of this Plan, “Immediate Family” means a person’s parents, siblings, spouse, children or grandchildren or any of the foregoing persons. No option granted hereunder may be pledged or hypothecated, nor shall any such option be subject to execution, attachment or similar process.

b. Exercise of Option. Each option granted hereunder may be exercised in whole or in part (to the maximum extent then exercisable) from time to time during the option period, but this right of exercise shall be limited to whole shares. Options shall be exercised by the optionee giving written notice to the Vice President of Finance and Chief Financial Officer of the Company at its principal business office, by certified mail, return receipt requested, of the optionee’s intention to exercise the same and the number of shares with respect to which the option is being exercised (the “Notice of Exercise of Option”) accompanied by full payment of the purchase price in cash or in whole or in part in Common Shares having a fair market value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made. Such Notice of Exercise of Option shall be deemed delivered upon deposit into the mails.

c. Termination of Directorship. Subject to the following provisions, if the optionee ceases to be a Director of the Company, his or her option shall terminate three (3) months after the effective date of termination of his or her Directorship and neither he nor she nor any other person shall have any right after such date to exercise all or any part of such option. If the termination of the Directorship is due to death, then the option may be exercised within one (1) year after the optionee’s death by the optionee’s estate or by the person designated in the optionee’s Last Will and Testament or to whom transferred by the applicable laws of descent and distribution (the “Personal Representative”). Notwithstanding the foregoing, in no event shall any option be exercisable after the expiration of the ten-year option period and no option shall be exercisable to any greater extent than the optionee would have been entitled to exercise the option at the time of termination or death.

d. Acceleration of Exercise of Option in Certain events. Notwithstanding anything to the contrary described in the Plan, in the event of a “change in control,” the eligible Director shall have the immediate right and option (notwithstanding the provisions of paragraph 4 hereof) to exercise the option with respect to all Common Shares covered by the option, which exercise, if made, shall be irrevocable. The term “change in control” shall mean: (i) the receipt by the Company of a Schedule 13D or other advice indicating that a person, or any member of a “group,” is the “beneficial owner” (as those terms are defined in Rule 13d-3 under the Securities Exchange Act of 1934) of twenty percent (20%) or more of the voting power of the Company; (ii) the first purchase of shares pursuant to a tender offer or exchange (other than a tender offer or exchange by the Company or its affiliates) for all or any amount of Common Shares or any class or any securities convertible into such Common Shares, the results of which would make the offeror and/or its affiliates the beneficial owners of twenty percent (20%) or more of the voting power of the Company; (iii) the date of the approval by shareholders of the Company of an agreement providing for any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of capital stock of any class, or any securities convertible into such capital stock, of the Company would be converted into cash, securities, or other property, other than a merger or consolidation of the Company with an affiliate of the Company or in which the holders of all of the shares of all classes of the Company’s capital stock immediately prior to the merger or consolidation would own at least a majority of the voting power of the surviving corporation (or the direct or indirect parent company of the surviving corporation) immediately after the merger or consolidation; (iv) the date of the approval by shareholders of the Company of any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company.

e. Option Agreements. Options granted under the Plan shall be subject to the further terms and provisions of an option agreement, a copy of which is attached hereto as Exhibit A, the execution of which by each optionee shall be a condition to the receipt of an option.

f. Certain Restrictions. Notwithstanding anything in the foregoing to the contrary, the Company shall not, unless approved by the holders of a majority of the shares present and entitled to vote at a duly convened meeting of shareholders: (i) grant any stock option, including stock appreciation right, with an exercise price that is less than 100% of the fair market value of the underlying stock on the date of grant; or (ii) reduce the exercise price of any stock option, including stock appreciation right, outstanding or to be granted in the future; cancel and re-grant options at a lower exercise price (including entering into any “6 month and 1 day” cancellation and re-grant program), whether or not the canceled options are put back into the available pool for grant; replace out-of-the-money options with restricted stock in an exchange, buy-back or other program; or replace any options with new options having a lower exercise price or accelerated vesting schedule in an exchange, buy-back or other program. The prohibitions set forth in subsections 5(f)(i) and 5(f)(ii) above may not be further amended or repealed without the affirmative vote of the holders of a majority of the shares present and entitled to vote at a duly convened meeting of shareholders.

      6. Investment Representation; Approvals and Listing. The options to be granted hereunder shall be further conditioned upon receipt of the following investment representation from the optionee:

“I further agree that any Common Shares of DATATRAK International, Inc. (the “Company”) which I may acquire by virtue of this option shall be acquired for investment purposes only and not with a view to distribution or resale; provided, however, that this restriction shall become inoperative in the event that the said Common Shares subject to this option shall be registered under the Securities Act of 1933, as amended, or in the event that the offer or sale of the Common Shares subject to this option may be lawfully made without registration of the said Common Shares under the Securities Act of 1933, as amended, as established to the satisfaction of the Company.”

The Company shall not be required to issue any certificate or certificates for Common Shares upon the exercise of an option granted under the Plan prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such Common Shares to listing on any national securities exchange on which the Common Shares may be listed, (iii) the completion of any registration or other qualification of the Common Shares under any state or federal law or ruling or regulations of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable or the determination by the Company, in its sole discretion, that any registration or other qualification of the Common Shares is not necessary or advisable, and (iv) the obtaining of an investment representation from the optionee in the form stated above or in such other form as the Company, in its sole discretion, shall determine to be adequate.

      7. General Provisions. For all purposes of this Plan, the fair market value of a Common Share shall be determined as follows: so long as the Common Shares of the Company are listed upon an established stock exchange or exchanges or contained in the Nasdaq National Market System or the Nasdaq SmallCap Market System (in either case, “Nasdaq”), such fair market value shall be determined to be the highest closing sale price of such Common Shares on such stock exchange or exchanges or Nasdaq the trading day immediately prior to the day the option is granted (or the date the Common Shares are tendered as payment, in the case of determining fair market value for that purpose) or if no sale of such Common Shares shall have been made on any stock exchange or Nasdaq on that day, then on the closest preceding day on which there was a sale of such Common Shares; and during any period of time as such Common Shares are not listed upon an established stock exchange or traded on Nasdaq, the fair market value per share shall either be (i) the mean between dealer “Bid” and “Ask” prices of such Common Shares in the over-the-counter market on the trading day immediately prior to the day the option is granted (or the day the Common Shares are tendered as payment, in the case of determining fair market value for that purpose), as reported by the National Association of Securities Dealers, Inc., or (ii) the value determined by the Board of Directors, excluding for that purpose, the votes of any eligible Directors.

      The liability of the Company under the Plan and any distribution of Common Shares made hereunder is limited to the obligations set forth herein with respect to such distribution and no term or provision of the Plan shall be construed to impose any liability on the Company in favor of any person with respect to any loss, cost or expense which the person may incur in connection with or arising out of any transaction in connection with the Plan, including, but not limited to, any liability to any federal, state, or local tax authority and/or any securities regulatory authority.

      Nothing in the Plan or in any option agreement shall confer upon any optionee any right to continue as a Director, or to be entitled to any remuneration or benefits not set forth in the Plan or such option.

      Nothing contained in the Plan or in any option agreement shall be construed as entitling any optionee to any of the rights of a shareholder as a result of the grant of an option until such time as Common Shares are actually issued to such optionee pursuant to the exercise of an option.

      The Plan may be assumed by the successors and assigns of the Company.

      The Plan shall not be amended more than once every six (6) months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

      The cash proceeds received by the Company from the issuance of Common Shares pursuant to the Plan will be used for general corporate purposes or in such other manner as the Board of Directors deems appropriate.

      The expense of administering the Plan shall be borne by the Company.

      The captions and section numbers appearing in the Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of the Plan.

      8. Termination of the Plan. The Plan shall terminate ten (10) years from the date of its adoption by the Board of Directors of the Company and thereafter no options shall be granted hereunder. All options outstanding at the time of termination of the Plan shall continue in full force and effect in accordance with and subject to their terms and the terms and conditions of the Plan.

      9. Taxes. Appropriate provisions shall be made for all taxes required to be withheld and/or paid in connection with the options or the exercise thereof, and the transfer of Common Shares pursuant thereto, under the applicable laws or other regulations of any governmental authority, whether federal, state, or local and whether domestic or foreign. In its discretion, the Company may permit the optionee to satisfy such withholding requirements by (a) the Company withholding from issuance to the optionee such number of Common Shares otherwise issuable upon exercise of the option as the Company and the optionee may agree, provided, however, that the optionee must have had on file with the Company, for at least six (6) months prior thereto, an effective standing election to satisfy said optionee’s tax withholding obligations in such a fashion, which election form by its terms shall not be revocable or amendable for at least six (6) months, or (b) with the consent of the Board, in whole or in part, in Common Shares having a fair market value on the date the option is exercised equal to that portion of the withholding obligation for which payment in cash is not made.

      10. Changes in Governing Rules and Regulations. All references herein to the Internal Revenue Code of 1986, as amended, or sections thereof, or to rules and regulations of the Department of Treasury or of the Securities and Exchange Commission, shall mean and include the Code sections thereof and such rules and regulations as are now in effect or as they may be subsequently amended, modified, substituted or superseded.

SIXTH AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

DATATRAK INTERNATIONAL, INC.

ARTICLE I

      The name of the Corporation is DATATRAK International, Inc.

ARTICLE II

      The place in the State of Ohio where its principal office is located is Mayfield Heights, Cuyahoga County.

ARTICLE III

      The purpose or purposes for which, or for any of which, the Corporation is formed are to enter into, promote or conduct any kind of business, contract or undertaking permitted to corporations for profit organized under the General Corporation Laws of the State of Ohio, to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Revised Code of Ohio, and, in connection therewith, to exercise all express and incidental powers normally permitted such corporations.

ARTICLE IV

      The authorized number of shares of capital stock of the Corporation shall consist of 26,000,000 shares, of which 25,000,000 shall be Common Shares, without par value, and 1,000,000 shall be Serial Preferred Shares, without par value.

Subdivision A

      Provisions Applicable to Serial Preferred Shares

      1.     General.

      (a) The Serial Preferred Shares may be issued, from time to time, in one or more series, with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors. The Board of Directors, in such resolution or resolutions (a copy of which shall be filed and recorded as required by law), is also expressly authorized to fix:

(i) The distinctive serial designations and the division of such shares into series and the number of shares of a particular series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed, filed and recorded as required by law;

(ii) The annual dividend rate for the particular series, and the date or dates from which dividends on all shares of such series shall be cumulative, if dividends on shares of the particular series shall be cumulative;

(iii) The redemption price or prices, if any, for the particular series;

(iv) The right, if any, of the holders of a particular series to convert such stock into other classes of shares, and the terms and conditions of such conversions; and

(v) The obligation, if any, of the Corporation to purchase and retire and redeem shares of a particular series as a sinking fund or redemption or purchase account, the terms thereof and the redemption price or prices per share for such series redeemed pursuant to the sinking fund or redemption or purchase account.

      (b) All shares of any one series of Serial Preferred Shares shall be alike in every particular and all series shall rank equally and be identical in all respects except insofar as they may vary with respect to the matters which the Board of Directors is hereby expressly authorized to determine in the resolution or resolutions providing for the issue of any series of the Serial Preferred Shares.

      2.     Rights on Liquidation.

      In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, before any distribution or payment shall have been made to the holders of the Common Shares, the holders of the Serial Preferred Shares of each series shall be entitled to be paid, or to have set apart in trust for payment, an amount from the net assets of the Corporation equal to that stated and expressed in the resolution or resolutions adopted by the Board of Directors which provide for the issue of such series, respectively. The remaining net assets of the Corporation shall be distributed solely among the holders of the Common Shares according to their respective shares.

      3.     Voting.

      (a) The holders of Serial Preferred Shares shall be entitled to one vote for each Serial Preferred Share upon all matters presented to the shareholders, and, except as otherwise provided by these Articles of Incorporation or required by law, the holders of Serial Preferred Shares and the holders of Common Shares shall vote together as one class on all matters. No adjustment of the voting rights of holders of Serial Preferred Shares shall be made in the event of an increase or decrease in the number of Common Shares authorized or issued or in the event of a stock split or combination of the Common Shares or in the event of a stock dividend on any class of stock payable solely in Common Shares.

      (b) The affirmative vote of the holders of at least two-thirds of the Serial Preferred Shares at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of Serial Preferred Shares shall vote separately as a class, shall be necessary to adopt any amendment to the Articles of Incorporation (but so far as the holders of Serial Preferred Shares are concerned, such amendment may be adopted with such vote) which:

(i) changes issued shares of Serial Preferred Shares of all series then outstanding into a lesser number of shares of the Corporation of the same class and series or into the same or a different number of shares of the Corporation of any other class or series; or

(ii) changes the express terms of the Serial Preferred Shares in any manner substantially prejudicial to the holders of all series thereof then outstanding; or

(iii) authorizes shares of any class, or any security convertible into shares of any class, ranking prior to the Serial Preferred Shares; or

(iv) changes the express terms of issued shares of any class ranking prior to the Serial Preferred Shares in any manner substantially prejudicial to the holders of all series of Serial Preferred Shares then outstanding;

and the affirmative vote of the holders of at least two-thirds of each affected series of Serial Preferred Shares at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of each affected series of Serial Preferred Shares shall vote separately as a series, shall be necessary to adopt any amendment to the Articles of Incorporation (but so far as the holders of each such series of Serial Preferred Shares are concerned, such amendment may be adopted with such vote) which:

(i) changes issued shares of Serial Preferred Shares of one or more but not all series then outstanding into a lesser number of shares of the Corporation of the same series or into the same or a different number of shares of the Corporation of any other class or series; or

(ii) changes the express terms of any series of the Serial Preferred Shares in any manner substantially prejudicial to the holders of one or more but not all series thereof then outstanding; or

(iii) changes the express terms of issued shares of any class ranking prior to the Serial Preferred Shares in any manner substantially prejudicial to the holders of one or more but not all series of Serial Preferred Shares then outstanding.

      4.  Ranking

      Whenever reference is made herein to shares “ranking prior to the Serial Preferred Shares,” such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof either as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of Serial Preferred Shares; whenever reference is made to shares “on a parity with the Serial Preferred Shares,” such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof (i) neither as to the payment of dividends nor as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of Serial Preferred Shares and (ii) either as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation rank equally (except as to the amounts fixed therefor) with the rights of the holders of Serial Preferred Shares; and whenever reference is made to shares “ranking junior to the Serial Preferred Shares,” such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof both as to the payment of dividends and as to distribution in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are junior and subordinate to the rights of the holders of the Serial Preferred Shares.

Subdivision B

Provisions Applicable to Common Shares

      The Common Shares shall be subject to the express terms of the Serial Preferred Shares and of any series thereof and shall have the following voting powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions thereof:

      1.     Dividends.

      Whenever the full dividends upon any outstanding Serial Preferred Shares for all past dividend periods shall have been paid and the full dividends thereon for the then current respective dividend periods shall have been paid, or declared and a sum sufficient for the respective payments thereof set apart, the holders of the Common Shares shall be entitled to receive such dividends and distributions, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

      2.     Rights on Liquidation.

      In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after the payment or setting apart for payment to the holders of any outstanding Serial Preferred Shares of the full preferential amounts to which such holders are entitled as herein provided or referred to, all of the remaining assets of the Corporation shall belong to and be distributable in equal amounts per share to the holders of the Common Shares. For purposes of this paragraph 2, a consolidation or merger of the Corporation with any other corporation, or the sale, transfer or lease of all or substantially all its assets shall not constitute or be deemed a liquidation, dissolution or winding up of the Corporation.

      3.     Voting.

      Each Common Share shall entitle the holder thereof to one vote.

ARTICLE V

      1.     Number and Classification of Directors.

      (a) The Board of Directors shall consist of not less than three nor more than fifteen members and shall be divided into two classes, Class I and Class II, which shall be as nearly equal in number as possible. Subject to the foregoing limitations, the number of Directors shall be fixed by, or in the manner provided in, the Code of Regulations of the Corporation. In the event that the total number of Directors is not divisible by two, the extra Director shall be assigned to Class I. The Directors to be elected at each annual meeting of Shareholders shall be the only members of the class whose term of office then expires. Each Director shall serve for a term ending on the date of the second annual meeting of Shareholders following the meeting at which such Director was elected.

      (b) In the event of any increase or decrease in the authorized number of Directors, each Director then serving as such shall nevertheless continue as a Director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, retirement, resignation or removal, and the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the two classes of Directors as provided above in this Article V.

      (c) Notwithstanding any of the foregoing provisions of this Article, each Director shall serve until his or her successor is elected and qualified or until his or her prior death, retirement, resignation or removal. No Director may be removed except for cause and (in addition to the affirmative vote which may be required of the holders of any series of Preferred Shares which may then be outstanding) by the affirmative vote of the holders of at least a majority of the outstanding Common Shares of the Corporation entitled to vote thereon. Should a vacancy occur or be created, whether arising through death, resignation or removal of a Director or through an increase in the number of Directors, such vacancy shall be filled by a majority vote of the Directors then in office, or by the sole remaining Director if only one Director remains in office. A Director so elected to fill a vacancy shall serve for the remainder of the present term of office of the class to which he or she was elected.

ARTICLE VI

      The Corporation may purchase, from time to time, and to the extent permitted by the laws of Ohio, shares of any class of stock issued by it. Such purchases may be made either in the open market or at private or public sale, and in such manner and amounts, from such holder or holders of outstanding shares of the Corporation and at such prices as the Board of Directors of the Corporation shall from time to time determine, and the Board of Directors is hereby empowered to authorize such purchases from time to time without any vote of the holders of any class of shares now or hereafter authorized and outstanding at the time of any such purchase.

ARTICLE VII

      The preemptive right to purchase additional shares or any other securities of the Corporation is expressly denied to all shareholders of all classes.

ARTICLE VIII

      The right of shareholders to vote cumulatively in the election of Directors of the Corporation is expressly denied to all shareholders of all classes.

ARTICLE IX

      Notwithstanding any provisions of the laws of the State of Ohio now or hereafter in force requiring for any action the affirmative vote of the holders of shares entitling them to exercise a designated proportion (but less than all) of the voting power of the Corporation or of any class or classes of shares thereof, such action may be taken by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes, except that no amendment of these Sixth Amended and Restated Articles of Incorporation shall be effective to amend, alter, repeal or change the effect of any of the provisions of Articles V, VII, VIII, IX or X hereof unless such amendment shall receive the affirmative vote of the holders of at least eighty percent (80%) of the outstanding Common Shares of the Corporation entitled to vote thereon and at least a majority of the Common Shares entitled to vote thereon held by shareholders none of whom is as of the record date fixed for such vote, a “Related Person” (as hereinafter defined), an affiliate of a Related Person, or an associate of a Related Person; provided, however, that such voting requirement shall not be applicable to the approval of such an amendment if such amendment shall have been proposed and authorized by action of a majority of the “Disinterested Directors” (as hereinafter defined) of the Corporation.

ARTICLE X

1.	Voting Requirements for Certain Business Combinations Involving a Related Person.

      (a) In addition to the affirmative vote which may be required of the holders of any series of Preferred Shares which may then be outstanding, the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding Common Shares of the Corporation, which shall include the affirmative vote of at least a majority of the outstanding Common Shares held by shareholders other than the “Related Person” (as hereinafter defined), shall be required for the approval or authorization of any “business combination” (as hereinafter defined) of the Corporation with any Related Person; provided, however, that such voting requirements shall not be applicable if the shareholders are asked to approve or authorize a particular business combination which has been authorized and proposed to the shareholders by action of the Board of Directors of the Corporation by the affirmative vote of a majority of the Directors then in office and by the affirmative vote of a majority of Disinterested Directors then in office, or if the shareholders are asked to approve or authorize a particular business combination as to which both of the following conditions are satisfied:

(i) the aggregate amount of the cash and the fair market value of the consideration other than cash to be received per share by the holders of the Common Shares of the Corporation in such business combination is at least equal to the greater of (1) the highest price per share (including any brokerage commissions, transfer taxes and soliciting dealer’s fees) paid or agreed to be paid by the Related Person to acquire beneficial ownership of any Common Shares (with appropriate adjustments for recapitalizations, and for stock splits, stock dividends and like distributions), (2) the highest price per share (including any brokerage commissions, transfer taxes and soliciting dealer’s fees) paid by any person to acquire beneficial ownership of any Common Shares on the open market at any time during the twenty-four month period immediately prior to the taking of such vote, or (3) the per share book value of such Common Shares at the end of the calendar quarter immediately preceding the taking of such vote; and

(ii) the consideration to be received by holders of Common Shares in such business combination shall be in the same form and of the same kind as the most favorable form and kind of consideration paid by the Related Person in acquiring beneficial ownership of any of the Common Shares already held, directly or indirectly, by it.

      The determination of a majority of the Disinterested Directors of the Corporation, made in good faith and based upon information known to them after reasonable inquiry, shall be conclusive as to all facts necessary for compliance with this Article X, including without limitation (A) whether any person, partnership, corporation or firm is a Related Person or affiliate or associate as defined herein, and (B) the most favorable form and kind of consideration paid by the Related Person in acquiring beneficial ownership of Common Shares.

      2.     Definitions.

      (a) For the purposes of these Articles of Incorporation:

(i) The term “business combination” shall mean (1) any merger or consolidation of the Corporation with or into a Related Person, (2) any sale, lease, exchange, transfer or other disposition, including,

without limitation, a mortgage or any other security device, of all or any substantial part of the assets of the Corporation (including, without limitation, any voting securities of a subsidiary) or of a subsidiary, to a Related Person, (3) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the Corporation, (4) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation, (5) the reclassification of the shares of stock of the Corporation generally possessing voting rights in elections for directors, the purchase by the Corporation of such shares, or the issuance by the Corporation of shares of any securities convertible thereto or exchangeable therefor which in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation which are directly or indirectly owned by any Related Person, or (6) any agreement, contract or other arrangement providing for any of the transactions described in this definition of business combination.

(ii) The term “Related Person” shall mean and include any individual, corporation, partnership or other person or entity which, together with its “affiliates” and “associates,” “beneficially” owns (as those terms are defined in the Securities Exchange Act of 1934 and in the rules thereunder), in the aggregate, 15% or more of the outstanding Common Shares of the Corporation, and any “affiliate” or “associate” of any such individual, corporation, partnership or other person or entity; provided that shares held or over which such entity has the power to vote or otherwise control as a trustee, plan administrator, officer of the Corporation or in a similar capacity under an employee benefit plan of the Corporation or an employee benefit plan of an affiliate of the Corporation shall not be deemed to be beneficially owned for purposes of this definition.

(iii) The term “substantial part” shall mean more than ten percent (10%) of the total consolidated assets of the Corporation as of the end of its most recent fiscal year ending prior to the time the determination is made.

(iv) Without limitation, any Common Shares of the Corporation which any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by such Related Person.

(v) The term “consideration other than cash” shall include, without limitation, outstanding Common Shares of the Corporation retained by its existing shareholders in the event of a business combination with a Related Person in which the Corporation is the surviving corporation.

(vi) The term “Disinterested Director” means any member of the Board of Directors of the Corporation who is not the Related Person or an affiliate or associate of the Related Person and was a member of the Board prior to the time that the Related Person became the Related Person, and any successor of a Disinterested Director who is not the Related Person or an affiliate or associate of the Related Person and is recommended to succeed a Disinterested Director by a majority of the Disinterested Directors then in office.

ARTICLE XI

      These Amended and Restated Articles of Incorporation supersede and take the place of the existing Amended and Restated Articles of Incorporation of the Corporation.

Appendix C

Amendment to the Company’s Third Amended and

Restated Code of Regulations

      The Company’s Third Amended and Restated Code of Regulations shall be amended to add the following provision:

“ARTICLE XIII

      Unless approved by the holders of a majority of the shares present and entitled to vote at a duly convened meeting of shareholders, the Corporation shall not:

(i) grant any stock option, including stock appreciation right, with an exercise price that is less than 100% of the fair market value of the underlying stock on the date of grant;

(ii) reduce the exercise price of any stock option, including stock appreciation right, outstanding or to be granted in the future; cancel and re-grant options at a lower exercise price (including entering into any “6 month and 1 day” cancellation and re-grant program), whether or not the canceled options are put back into the available pool for grant; replace out-of-the-money options with restricted stock in an exchange, buy-back or other program; or replace any options with new options having a lower exercise price or accelerated vesting schedule in an exchange, buy-back or other program;

(iii) sell or issue any security of the Corporation convertible, exercisable or exchangeable into common shares of the Corporation, having a conversion, exercise or exchange price per share which is subject to downward adjustment based on the market price of the common shares at the time of conversion, exercise or exchange of such security into common shares (except for appropriate adjustments made to give effect to any stock splits or stock dividends); or

(iv) enter into (a) any equity line or similar agreement or arrangement; or (b) any agreement to sell common shares of the Corporation (or any security convertible, exercisable or exchangeable into common shares (“Common Share Equivalent”)) at a per share price (or, with respect to a Common Share Equivalent, at a conversion, exercise or exchange price, as the case may be (“Equivalent Price”)) that is fixed after the execution date of the agreement, whether or not based on any predetermined price-setting formula or calculation method. Notwithstanding the foregoing, however, a price protection clause shall be permitted in an agreement for sale of common shares or Common Share Equivalent, if such clause provides for an adjustment to the price per share or, with respect to a Common Share Equivalent, to the Equivalent Price (provided that such price or Equivalent Price is fixed on or before the execution date of the agreement) (the “Fixed Price”) in the event that the Corporation, during the period beginning on the date of the agreement and ending no later than 90 days after the closing date of the transaction, sells common shares or Common Share Equivalent to another investor at a price or Equivalent Price, as the case may be, below the Fixed Price.”

C-1

DATATRAK INTERNATIONAL, INC.

PROXY FOR COMMON SHARES

Proxy Solicited on Behalf of the Board of Directors of
the Company for the Annual Meeting of Shareholders on June 3, 2003.

P R O X Y	The undersigned hereby (i) appoints Terry C. Black and Robert J. Fisher, and each of them, his true and lawful agents and Proxy holders with full power of substitution in each to appear and vote all of the Common Shares of DATATRAK International, Inc. that the undersigned will be entitled to vote at the Annual Meeting of Shareholders of DATATRAK International, Inc. to be held at 6150 Parkland Boulevard, Paragon II, Suite 100, Mayfield Heights, Ohio on June 3, 2003, and at any adjournments thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said Proxy holders to vote all of the Common Shares of the Company represented by this Proxy as follows.

(1)	Election of the following nominees to serve on the Board of Directors of the Company:

Dr. Jeffrey A. Green	FOR ☐	WITHHELD ☐
Timothy G. Biro	FOR ☐	WITHHELD ☐
Dr. Robert M. Stote	FOR ☐	WITHHELD ☐
Dr. Jerome H. Kaiser	FOR ☐	WITHHELD ☐

(2)	Adoption of the amendment and restatement of the Company’s 1999 Outside Director Stock Option Plan to increase the number of Common Shares with respect to which options may be awarded under the Plan:

FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	Adoption of the Company’s Sixth Amended and Restated Articles of Incorporation, which increases the number of authorized Common Shares and makes other changes to the Articles:

FOR ☐	AGAINST ☐	ABSTAIN ☐

(4)	Adoption of an amendment to the Company’s Third Amended and Restated Code of Regulations to place certain restrictions on the granting of stock options and to implement certain prohibitions against the use of certain funding mechanisms by the Company:

FOR ☐	AGAINST ☐	ABSTAIN ☐

(To be signed on other side)

(Continued from other side.)

(5)	In their discretion to act on any other matters that may properly come before the meeting.

The shares represented by this Proxy will be voted as indicated in the spaces above. To the extent that no directions are given for Proposals 1, 2, 3 and 4, the shares represented by this Proxy will be voted “FOR” Proposals 1, 2, 3 and 4. The shares represented by this Proxy will be voted in the discretion of the Proxy holders on all other matters properly brought before the Annual Meeting and any adjournments thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. The Proxy holders cannot vote your shares unless you sign and return this card.

Please date, sign and return promptly in the accompanying envelope.

DATE

SIGNATURE(S)

SIGNATURE(S)

NOTE:	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.